Exhibit 23.2

BDO Seidman, LLP Accountants and Consultants	115 Stevens Avenue, Suite 207 Valhalla, New York 10595-1252 Telephone: (914) 747-1122 Fax: (914) 769-6972

Consent of Independent Registered Public Accounting Firm

Vision-Sciences, Inc.

40 Ramland Road South

Orangeburg, NY 10962

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 3, 2008, relating to the consolidated financial statements and schedules of Vision-Sciences, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Valhalla, New York

October 8, 2008